UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

100 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On April 19, 2016, Great Western Bancorp, Inc. (“Great Western”) and HF Financial Corp. (“HF Financial”) issued a press release announcing that: (i) the merger of HF Financial into Great Western, pursuant to the Agreement and Plan of Merger, dated as of November 30, 2015 (the “Merger Agreement”), is expected to close on or about May 13, 2016, subject to receipt of stockholder approval at the special meeting of HF Financial stockholders scheduled for May 10, 2016 and other customary closing conditions; and (ii) the election deadline for holders of HF Financial common stock to elect the form of consideration they wish to receive in the merger, subject to the allocation and proration provisions of the Merger Agreement, will be 5:00 p.m., Eastern Time, on May 10, 2016, unless extended. The election materials were mailed on or about April 12, 2016 to HF Financial stockholders of record as of April 8, 2016. Questions regarding the election materials may be directed to Innisfree M&A Incorporated, the information agent for the election process, at (888) 750-5834.

A copy of the press release containing the announcements is attached here to Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 19, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: April 19, 2016	By: /s/ Peter Chapman
Name: Peter Chapman
Title: Chief Financial Officer and Executive Vice President